Financial Releases

Flushing Financial Corporation Announces Preliminary Approval for $70 Million of Capital from U.S. Treasury Capital Purchase Program

LAKE SUCCESS, N.Y. – December 3, 2008 – Flushing Financial Corporation (NASDAQ: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced it has received preliminary approval to participate in the U.S. Treasury Department's Capital Purchase Program. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer, on behalf of Flushing’s Board of Directors.

Mr. Buran stated: “Through the Company’s participation in this program, the U.S. Treasury will invest approximately $70 million in preferred shares of the Company and receive warrants on standardized terms. This influx of new funding will further strengthen our capital ratios, have a positive impact on our customers and allow us to further invest in the local communities that we serve. We are already a ‘well capitalized’ institution, and we view our participation in this important program as a reinforcement of the long-term success of our Company. ”

Flushing Savings Bank's Tier I leverage and total risk-based capital ratios were 6.87% and 10.88%, respectively, as of September 30, 2008, already in excess of the level required to be designated a "well capitalized" financial institution by the federal banking regulators. The addition of the new capital from the U.S. Treasury will further increase Flushing Savings Bank's Tier I leverage ratio to approximately 8.64% and its total risk-based capital ratio to approximately 13.63%.

The program’s term sheet for public companies is available at the U.S. Treasury’s website located at http://www.treas.gov.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

David Fry,

Executive Vice President &

Chief Financial Officer

718-961-5400